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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF TROPICAL SPORTSWEAR INT'L CORPORATION

           SUBSIDIARY                            PLACE OF INCORPORATION
           ----------                            ----------------------
Savane International Corp.                           Texas
Duck Head Apparel Company, LLC                       Georgia
Delta Merchandising, Inc.                            South Carolina
Farah Manufacturing (U.K.) Limited                   England
Farah (Australia) Pty. Limited                       Australia
Farah (New Zealand) Limited                          New Zealand
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